                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Prime Group Realty Trust pertaining to the Prime Group Realty Trust Share Incentive Plan, of our report indicted below with respect to the financial statement indicated below, filed with the Securities and Exchange Commission.

----------------------------------------------------------------------------------------------------------
                                                              Date of Auditors'
Financial Statements                                               Report                   Filing
----------------------------------------------------------------------------------------------------------
Consolidated financial statements of Prime Group Realty      February 23, 2001,      2000 Annual Report on
Trust as of December 31, 2000 and 1999, and for each of      except for Note 14,     Form 10-K
the three years in the period ended December 31, 2000        as to which the
                                                             date is March 29,
                                                            2001

                                                 Ernst & Young LLP

Chicago, Illinois
August 16, 2001